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                                                                EXHIBIT (23)-(5)


                       CONSENT OF PACIFIC ECONOMICS GROUP
                       ----------------------------------

     We hereby consent to the use of our opinion in the Proxy
Statement/Prospectus included in this Registration Statement and to all references to our firm included in or made a part of this Registration Statement.



                               PACIFIC ECONOMICS GROUP



                               By:  /s/ Charles J. Cicchetti
                                    ------------------------
                                    Charles J. Cicchetti
                                    Co-Founding Member

Los Angeles, California
August 27, 1997